Exhibit 10.27

FIRST AMENDMENT

(2929 Seventh Street, Berkeley, California)

This First Amendment (this “Amendment”), dated as of January II, 2022, is entered into by and between 2929 SEVENTH ST., LLC, a California limited liability company (“Landlord”), and CARIBOU BIOSCIENCES, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant entered into that certain Amended and Restated Office/Laboratory dated March 31, 202I (the “Lease”), whereby Tenant leases certain space known as Suites 100, 105, 110, and 120 and consisting of approximately 61,73 5 square feet of Rentable Area (the “Premises”) within the building located at 2929 Seventh Street, Berkeley, California (the “Building”).

B. Dated concurrently with this Amendment, Landlord's affiliate, 7th Street Property Ill General Partnership, a California general partnership, as landlord, and Tenant, have entered into that certain Office/Laboratory, whereby Tenant shall lease the entirety of the building located at 2895 Seventh Street, Berkeley, California, and consisting of approximately 10,000 square feet of Rentable Area (the “2895 Seventh Street Premises”).

C. In order to accommodate Tenant's parking requirements at the 2895 Seventh Street Premises, but not overburden the parking available for all tenants of the Campus, Landlord and Tenant have agreed to reduce the parking spaces available for Tenant's use at the Building in order for Tenant to have such parking spaces available for its use at the 2895 Seventh Street Premises, on the following terms and conditions.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

Agreement

1. Definitions; Recitals. Unless otherwise specified herein, all capitalized terms used in this Amendment are used as defined in the Lease. The parties acknowledge the truthfulness of the foregoing Recitals, which are hereby incorporated into this Amendment.

2. Inconsistencies. To the extent that there are any inconsistencies between the terms of the Lease and this Amendment, the terms of this Amendment shall control.

3. Parking. Section 1.1(12) of the Lease is hereby deleted and replaced with the following:

(12) PARKING:

(a) Up to 83 parking spaces in the following parking areas:

Lot located on

East Side of Building (the “East Lot”):

44 spaces reserved for the exclusive use of Tenant (the “Building Spaces”)

Parking structures located within the Campus

as shown on Exhibit A-2 hereto (“Aquatic Park Lot”):

39 unreserved spaces

(b) The rates for the parking spaces shall be as follows:

The Building Spaces (44 spaces): $0.00/space/month, through December 31, 2023; thereafter, commencing as of January 1, 2024, $61.00/space/month, through December 31, 2025; thereafter, commencing as of January 1, 2026, at the standard prevailing monthly rates being charged from time to time by Landlord or its parking operator without regard to discounts provided to any other occupants of the Building (the “Standard Parking Rates”)

30 spaces: $61.00/space/month, through December 31, 2025; thereafter, commencing as of January 1, 2026, at the Standard Parking Rates

9 spaces: At the Standard Parking Rates. The current rate for unreserved parking spaces is $135.00/space/month.

(c) Use of 999/2919 Lot. Tenant shall be permitted to use the 999/2919 Lot (identified as “Area A” on Exhibit A-2 to this Lease) solely for use of the EV charging stations, and only when Tenant’s employees’ vehicles are actively charging (the “EV Charging Rights”). Landlord may revoke the EV Charging Rights at any time during the Term upon not less than thirty (30) days’ prior written notice to Tenant.

4. Miscellaneous.

(a) This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c) In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

(d) Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

(e) The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

(f) This Amendment may be executed in counterparts each of which counterparts when taken together shall constitute one and the same agreement. Any facsimile, PDF or other electronic signature shall constitute a valid and binding method for executing this Amendment. Executed counterparts of this Amendment exchanged by facsimile transmission, PDF email, or other electronic means shall be fully enforceable.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

TENANT:	LANDLORD:
CARIBOU BIOSCIENCES, INC. ,	2929 SEVENTH ST., LLC,
a Delaware corporation	a California limited liability company